UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2011
EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)
Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179

(Address of principal executive offices)	(Zip Code)
(305) 947-1664

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements with Thomas A. Caputo, Arthur L. Gallagher and Mark Langer
     On January 28, 2011 (the “Execution Date”), Equity One, Inc., a Maryland corporation (the “Company”), entered into employment agreements (the “Employment Agreements”) with each of Thomas A. Caputo, the Company’s President (“Mr. Caputo”), Arthur L. Gallagher, the Company’s Executive Vice President, President, South Florida, General Counsel and Corporate Secretary (“Mr. Gallagher”), and Mark Langer, the Company’s Executive Vice President and Chief Financial Officer (“Mr. Langer” and, together with Mr. Caputo and Mr. Gallagher, the “Executives”), which Employment Agreements are effective as of February 1, 2011 (the “Effective Date”). Pursuant to their respective Employment Agreements, each of Mr. Caputo, Mr. Gallagher and Mr. Langer will continue to serve as the Company’s (i) President, (ii) Executive Vice President, President, South Florida, General Counsel and Corporate Secretary, and (iii) Executive Vice President and Chief Financial Officer, respectively. The initial term of each Employment Agreement ends December 31, 2014 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term of that party’s intent to let the Employment Agreement expire (the “Employment Period”).
     Pursuant to their Employment Agreements, Mr. Caputo, Mr. Gallagher and Mr. Langer will receive an annual base salary of not less than $650,000, $362,000 and $462,000, respectively (each, individually, the Executive’s “Base Salary”), each of which will be retroactively adjusted to January 1, 2011. Each Executive is also entitled to receive an annual bonus (the “Bonus”) determined by the Company’s Compensation Committee (the “Compensation Committee”) based on, among other things, the Company’s achievement of certain performance levels (the “Performance Levels”) established from time to time by the Compensation Committee, which Performance Levels may include, without limitation, growth of earnings, funds from operations per share of Company stock, earnings per share of Company stock and each Executive’s individual performance and contribution to increasing funds from operations, as well as such individual goals as the Compensation Committee may deem appropriate for each Executive. Mr. Caputo’s Bonus will be payable in cash, whereas Mr. Gallagher’s and Mr. Langer’s Bonuses will be payable one-half in cash and one-half in shares of the Company’s restricted common stock (“Bonus-Grant Shares”), which Bonus-Grant Shares will be valued at a price per share equal to the “Market Value” (as such term is defined in the Employment Agreements) of a share of the Company’s common stock as of the date on which the amount of such Bonus is determined by the Compensation Committee (such date, the “Grant Date”) and which Bonus-Grant Shares will vest in equal portions on the first, second and third year anniversaries of the Grant Date, subject to the Executive then being employed by the Company and such other conditions as may apply under such Executive’s respective Employment Agreement; provided, however, that the number of Bonus-Grant Shares that would otherwise be granted to Mr. Langer for any Bonus with respect to the 2011 or 2012 calendar years will be reduced (but not below zero) by 12,500 shares. It is anticipated that the Performance Levels will be set for each calendar year of the Employment Period so that Mr. Caputo can reasonably be expected to earn a Bonus for such calendar year in an amount equal to 50% of his Base Salary for such calendar year and so that each of Mr. Gallagher and Mr. Langer can reasonably be expected to earn a Bonus for such calendar year in an amount equal to 100% of his Base Salary for such calendar year.

     No Bonus will be payable to an Executive with respect to any calendar year unless such Executive is employed by the Company pursuant to his Employment Agreement as of the last day of such calendar year; provided, however, that in the case of Mr. Gallagher and Mr. Langer, even if such Executive is employed by the Company pursuant to his Employment Agreement as of the last day of such calendar year, no Bonus will be payable in respect of such calendar year if the Executive’s Employment Agreement will terminate on such date on account of the Executive’s intent to let his Employment Agreement expire. If Mr. Gallagher’s or Mr. Langer’s Employment Agreement expires on the last day of a calendar year on account of the Company’s intent to let such Employment Agreement expire, then the Executive will still be entitled to a Bonus in respect of such calendar year.
     On the Execution Date, the Company granted to the Executives shares of the Company’s restricted common stock as follows:
•	69,333 shares of the Company’s restricted common stock (the “Non-Contingent Shares”) to Mr. Caputo, half of which will vest on December 31, 2012 and the remaining half of which will vest on December 31, 2014, in each case if either Mr. Caputo is then employed by the Company under his Employment Agreement or if the vesting of such Non-Contingent Shares accelerates in the event of termination as described below; and

•	373,333 shares, 160,000 shares, and 266,667 shares of the Company’s restricted common stock (the “Contingent Shares” and, together with the Non-Contingent Shares, the “Restricted Shares”) to Mr. Caputo, Mr. Gallagher and Mr. Langer, respectively, (i) all of which will vest on December 31, 2014 if both (a) such Executive is then employed by the Company under his Employment Agreement and (b) the annual internal rate of return, on a compounded basis, of an investment in the Company for the period commencing on the Effective Date and ending December 31, 2014 (1) exceeds the annual internal rate of return, on a compounded basis, of an investment in a group of peer companies by at least 300 basis points and (2) equals or exceeds 9% (the “Primary Benchmark”); or (ii) if the Primary Benchmark has not been achieved, one-half of which will vest on December 31, 2014 if both (y) such Executive is then employed by the Company under his Employment Agreement and (z) the annual internal rate of return, on a compounded basis, of an investment in the Company for the period commencing on the Effective Date and ending December 31, 2014 (1) exceeds the annual internal rate of return, on a compounded basis, of an investment in a group of peer companies by at least 150 basis points and (2) equals or exceeds 6% (the “Secondary Benchmark”).
     Mr. Caputo is not entitled to receive on or with respect to any Non-Contingent Shares any regular quarterly cash dividends that are declared by the Board of Directors of the Company and payable or distributable to the Company’s stockholders of record prior to the Effective Date, or to vote any Non-Contingent Shares prior to the Effective Date, but (notwithstanding that such Non-Contingent Shares have not vested) Mr. Caputo is entitled to receive on or with respect to the Non-Contingent Shares (i) any special or extraordinary dividend or distribution to the Company’s stockholders of record on or after the Execution Date and through the last day of his employment under his Employment Agreement and, if such Non-Contingent Shares have become vested, thereafter and (ii) any regular quarterly cash dividends to the Company’s stockholders of record on or after the Effective Date and through the last day of his employment under his Employment Agreement and, if such Non-Contingent Shares have become vested, thereafter.
     None of the Executives is entitled to exercise any right to vote or right of consent associated with any Contingent Shares granted to such Executive or to receive on or with respect to such Contingent Shares any regular quarterly cash or any other dividends or distributions (whether or not special or extraordinary and whether or not consisting of any securities issued or distributed to the Company’s stockholders in connection with any stock split, recapitalization, stock exchange, merger, combination or other reorganization or similar transaction), unless and until such Contingent Shares have become vested; provided, however, that (i) if, as the consequence of any stock split, stock dividend, reverse stock split, combination or similar event occurring after the Execution Date and prior to the date any Contingent Shares vest (such date, the “Vesting Date”), the number of outstanding shares of the Company’s common stock has been increased or decreased, then the shares of the Company’s common stock that shall then vest shall be appropriately increased or decreased, respectively, and (ii) upon the vesting of any Contingent Shares that have been granted to any Executive, such Executive will be entitled to receive with respect to such Contingent Shares all such dividends and distributions other than (a) any stock split or other issuance that has been taken into account pursuant to the foregoing clause (i) and (b) any regular quarterly cash dividends that would have been payable on and with respect to such Contingent Shares if such Executive had been the holder of record of such Contingent Shares on or after the Effective Date and prior to the Vesting Date.
     Each Employment Agreement also provides that the Executive will be entitled to receive the bonus, stock options (“Pre-Effective Stock Options”) and shares of restricted common stock (“Pre-Effective Grant Shares”) that such Executive would have been entitled to receive under his employment agreement in effect on the Execution Date in respect of the 2010 calendar year if such employment agreement had been renewed for the 2011 calendar year.
     The Employment Agreements provide that the Executives will be entitled to other customary benefits, including those generally available to the other senior executive officers of the Company (exclusive of the Company’s Chief Executive Officer and Chairman).
     Each Employment Agreement provides that if the Executive’s employment is terminated due to death or “Disability” (as such term is defined in the Employment Agreement), the Executive or his estate, as the case may be, will be entitled to a lump-sum payment as soon as practicable following the date of termination equal to (i) his unpaid Base Salary and accrued vacation pay through the date of termination and (ii) after the 60th day following the date of termination (the “Entitlement Commencement Date”), his Base Salary paid retroactively from the date of termination through the earlier to occur of the 120th day following the date of termination or the end of the Employment Period. In the event of such termination, (i) all Pre-Effective Grant Shares and Pre-Effective Stock Options, (ii) all unvested stock options granted to the Executive on or after the Effective Date and prior to the date of termination that would have vested during the 90-day period following the date of termination and in any event on or prior to the end of the Employment Period, (iii) a certain portion of the unvested Contingent Shares (if either the Primary or Secondary Benchmark is achieved from the Effective Date through the date of termination), (iv) with respect to Mr. Caputo, a certain portion of the unvested Non-Contingent Shares and (v) with respect to Mr. Gallagher and Mr. Langer, all unvested Bonus-Grant Shares granted to such Executive prior to the date of termination that would have vested during the 90-day period following the date of termination and in any event on or prior to the end of the Employment Period, will fully vest on the Entitlement Commencement Date, subject to the execution and delivery by such Executive of a customary release agreement. In addition, subject to certain conditions, medical, dental and life insurance benefits for such terminated Executive (in the case of termination for Disability), his spouse and dependents must be continued by the Company for the 90-day period following the date of termination, or, if earlier, the end of the Employment Period.
     Each of Employment Agreement also provides that if the Executive’s employment is terminated (i) by the Company “without Cause,” or (ii) by the Executive for “Good Reason” (as such terms are defined in the Employment Agreement), the Executive will be entitled to (a) as soon as practicable following the date of termination, his unpaid Base Salary and accrued vacation pay through the date of termination, and (b) on the Entitlement Commencement Date, a lump-sum payment equal to the lesser of (1) his then-current Base Salary for the balance of the Employment Period or (2) an amount equal to his average annual Bonus, if any, for the three most recently completed calendar years plus two times his then current Base Salary (provided, however, that, if a “Change in Control” (as defined in the Employment Agreement) shall have occurred within 12 months prior to the date of termination, the amount provided for in this clause (2) will be increased to an amount equal to such Executive’s average annual Bonus, if any, for the three most recently completed calendar years plus two and nine-tenths times such Executive’s then-current Base Salary). In the event of such termination, (i) all unvested stock options granted to the Executive that would have vested on or prior to the end of the Employment Period, (ii) all unvested Pre-Effective Grant Shares, (iii) a certain portion of the unvested Contingent Shares (if either the Primary or Secondary Benchmark is achieved from the Effective Date through the date of termination), (iv) in the case of Mr. Caputo, all unvested Non-Contingent Shares and (v) in the case of Mr. Gallagher or Mr. Langer, all unvested Bonus-Grant Shares, will fully vest on the Entitlement Commencement Date, subject to the execution and delivery by such Executive of a customary release agreement. In addition, subject to certain conditions, medical, dental and life insurance benefits for such Executive, his spouse and dependents must be continued by the Company for a period of up to 18 months following the date of termination.
     The Employment Agreement of each Executive further provides that if such Executive’s employment is terminated (i) by the Company for “Cause” or (ii) on account of the Executive’s resignation other than for “Good Reason”, such Executive will be entitled to, as soon as practicable following the date of termination, his unpaid Base Salary and, to the extent required by law or the Company’s vacation policy, his accrued vacation pay through the date of termination, and reimbursement for reasonable expenses incurred by the Executive, but not reimbursed, prior to the date of termination.

     Each of Mr. Gallagher’s and Mr. Langer’s Employment Agreements also provide that if the Employment Period expires as a consequence of the Company giving written notice to such Executive of its election to allow the Employment Period or the Employment Agreement to expire, upon such expiration of the Employment Period or the Employment Agreement (i) all unvested Bonus-Grant Shares that have been granted to such Executive as part of any Bonus paid prior to the expiration of the Employment Period will vest as if such Executive had continued to be employed through the last date such Bonus-Grant Shares would have otherwise vested pursuant to the terms of the Employment Agreement as if it had been renewed and extended through such last date and (ii) all unvested Bonus-Grant Shares that are subsequently granted to such Executive as part of any Bonus paid with respect to the calendar year ending on the date of such expiration will vest as if such Executive had continued to be employed through the last date such Bonus-Grant Shares would have otherwise vested pursuant to the Employment Agreement as if it had been renewed and extended through such last date; provided, however, that none of the unvested Bonus-Grant Shares described in the preceding sentence will vest if such Executive’s employment is terminated for any reason prior to the date the Employment Period or the Employment Agreement would have otherwise expired.
     Additionally, each Executive will have the right to exercise all vested stock options within the six month period immediately following such Executive’s termination of employment; provided, however, that, in the event such Executive voluntarily terminates his employment for other than “Good Reason” or the Company terminates such Executive for “Cause,” such Executive will have 90 days following the date of termination to exercise such stock options, in each case subject to their earlier expiration.
     Each Employment Agreement provides that the bonuses and other incentive-based or equity-based compensation received by the Executive from the Company, and any profits realized by the Executive from the sale of securities of the Company, are subject to the forfeiture and clawback requirements in the Sarbanes-Oxley Act and other applicable laws, rules and regulations, and that any such repayment or forfeiture must be made within 30 days after notice thereof from the Company.
     Each of the Executives has also agreed to refrain from certain activities for one year following specified termination events under his Employment Agreement, including direct competition with the Company and the solicitation of employees of the Company. Each of the Employment Agreements also provides for customary protections of the Company’s confidential information and intellectual property. The Company has also agreed to indemnify each Executive for liabilities resulting from his employment by the Company under his Employment Agreement and has entered into its standard form of indemnification agreement (the “Indemnification Agreement”) with each Executive. The Indemnification Agreement supplements the Company’s Amended and Restated Bylaws and Maryland law in providing certain indemnification rights to the Executives. The Indemnification Agreement provides, among other things, that the Company will indemnify the Executive to the maximum extent permitted by Maryland law in effect on the date of the Indemnification Agreement and as amended from time to time, including the advancement of attorneys’ fees and other expenses incurred by the Executive in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative or investigative, arising as a result of the Executive’s service as an officer or director of the Company or certain of its affiliates, subject to certain exclusions and procedures set forth in the Indemnification Agreement. The Company also entered into an Indemnification Agreement on the Execution Date with Angela F. Valdes, the Company’s Chief Accounting Officer.

Employment Agreement with Jeffrey S. Olson
     On February 1, 2011, the Company entered into an Amended and Restated Employment Agreement (the “A&R Agreement” and collectively with the Employment Agreements, the “Agreements”) with Jeffrey S. Olson, the Company’s Chief Executive Officer and a director (“Mr. Olson”), which A&R Agreement amends and restates that certain employment agreement (the “Prior Agreement”), dated as of August 9, 2010 and effective as of January 1, 2011, by and between the Company and Mr. Olson, in order to conform certain terms of the Prior Agreement with the terms of the Employment Agreements. The terms of the A&R Agreement are substantially similar to the terms of the Prior Agreement, which terms were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 12, 2010 and are incorporated by reference herein, except that, among other conforming changes, the A&R Agreement provides that (i) no bonus will be payable to Mr. Olson with respect to any calendar year unless Mr. Olson is employed by the Company pursuant to the A&R Agreement as of the last day of such calendar year; (ii) Mr. Olson will not be entitled to exercise any right to vote or right of consent associated with the 582,412 shares of the Company’s restricted common stock granted to him under the Prior Agreement until such shares vest; and (iii) if Mr. Olson’s employment is terminated, certain of his unvested stock options and shares of the Company’s restricted common stock will vest on, and certain payments to be made to Mr. Olson will be made on and after, the Entitlement Commencement Date instead of the date of termination.
     Each of the Agreements was negotiated and approved by the Compensation Committee with the advice and assistance of independent counsel and an independent compensation consultant.
     The foregoing description of the Agreements and the Indemnification Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreements and the Indemnification Agreement, which are filed as Exhibits 10.1 through 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d)   Exhibits.

10.1	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Thomas A. Caputo.

10.2	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Arthur L. Gallagher.

10.3	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Mark Langer.

10.4	Amended and Restated Employment Agreement, dated as of August 9, 2010 and effective as of January 1, 2011, by and between Equity One, Inc. and Jeffrey S. Olson.

10.5	Form of Indemnification Agreement (filed as Exhibit 10.1 to Equity One’s Annual Report on Form 10-K filed with the SEC on March 16, 2005 and incorporated by reference herein).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: February 3, 2011	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Thomas A. Caputo.

10.2	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Arthur L. Gallagher.

10.3	Employment Agreement, dated as of January 28, 2011 and effective as of February 1, 2011, by and between Equity One, Inc. and Mark Langer.

10.4	Amended and Restated Employment Agreement, dated as of August 9, 2010 and effective as of January 1, 2011, by and between Equity One, Inc. and Jeffrey S. Olson.

10.5	Form of Indemnification Agreement (filed as Exhibit 10.1 to Equity One’s Annual Report on Form 10-K filed with the SEC on March 16, 2005 and incorporated by reference herein).